EXHIBIT 8

                               Tax Matters Opinion

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                [LETTERHEAD OF CADWALADER, WICKERSHAM & TAFT LLP]

                                  July 14, 2004

To the Persons Named on
Schedule 1 Hereto

      Re:   Banc of America Commercial Mortgage Inc.,
            Commercial Mortgage Pass-Through Certificates, Series 2004-3

Ladies and Gentlemen:

            We are rendering this opinion letter pursuant to Section 3(e) of that certain Private Placement Agency Agreement dated as of June 30, 2004 ("Private Placement Agency Agreement"), by and between Banc of America Commercial Mortgage Inc. ("BACM") and Banc of America Securities LLC ("BAS", in such capacity, the "Placement Agent"), and pursuant to Section 6 of that certain Underwriting Agreement dated June 30, 2004 (the "Underwriting Agreement"), by and among BACM, BAS, Bear, Stearns & Co. Inc. ("Bear") and Goldman, Sachs & Co. ("Goldman Sachs" and, collectively with BAS and Bear, the "Underwriters"). We have acted as special counsel to BACM and the Placement Agent in connection with
(i) the issuance of BACM's Commercial Mortgage Pass-Through Certificates, Series 2004-3 (the "Certificates"), consisting of forty-two classes: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-1A, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class CC-A, Class CC-B, Class CC-C, Class CC-D, Class CC-E, Class CC-F, Class SS-A, Class SS-B, Class SS-C, Class SS-D, Class UH-A, Class UH-B, Class UH-C, Class UH-D, Class UH-E, Class UH-F, Class UH-G, Class UH-H, Class UH-J, Class R-I and Class R-II Certificates; (ii) the sale by BACM to the Underwriters of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D and Class E Certificates (collectively, the "Publicly Offered Certificates"); (iii) the sale by BACM through the Placement Agent of the Class A-1A, Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (collectively, the "Privately Offered Certificates"); the Class CC-A, Class CC-B, Class CC-C, Class CC-D, Class CC-E and Class CC-F Certificates (collectively, the "Class CC Privately Offered Certificates"); the Class SS-A, Class SS-B, Class SS-C and Class SS-D Certificates (collectively, the "Class SS Privately Offered Certificates"); and the Class UH-A, Class UH-B, Class UH-C, Class UH-D, Class UH-E, Class UH-F, Class UH-G, Class UH-H and Class UH-J Certificates (collectively, the "Class UH Privately Offered Certificates").

            The Certificates are being issued pursuant to that certain Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), by and among BACM, as depositor, Bank of America, N.A., as master servicer, Midland Loan Services, Inc., as special servicer, and Wells Fargo Bank, N.A., as trustee and REMIC administrator. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Pooling and Servicing Agreement. The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund"), the assets of which will consist of a pool of mortgage loans identified on Schedule I to the Pooling and Servicing Agreement, together with certain related assets.

            In rendering the opinions set forth below, we have examined and relied upon originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Pooling and Servicing Agreement, the Prospectus Supplement and Prospectus, each dated June 30, 2004 relating to Publicly Offered Certificates, the Private Placement Memorandum, dated July 1, 2004, relating to the Privately Offered Certificates (the "Private Placement Memorandum"), the Private Placement Memorandum dated July 1, 2004 relating to the Class CC Privately Offered Certificates (the "Class CC Private Placement Memorandum"), the Private Placement Memorandum dated June 30, 2004 relating to the Class SS Privately Offered Certificates (the "Class SS Private Placement Memorandum"), the Private Placement Memorandum dated July 1, 2004 relating to the Class UH Privately Offered Certificates (the "Class UH Private Placement Memorandum"), the specimen forms of the Certificates and such certificates, corporate records and other documents, agreements, opinions and instruments, including, among other things, those delivered at the closing of the purchase and sale of the Certificates, as we have deemed appropriate as a basis for such opinion hereinafter expressed. In connection with such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Securities and Exchange Commission through the EDGAR System to the printed document reviewed by us, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to matters of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy of, the representations and warranties contained in the Pooling and Servicing Agreement and in certificates and oral or written statements and other information obtained from BACM, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Placement Agent, the Underwriters and others, and of public officials. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of BACM, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Placement Agent, the Underwriters and others in connection with the preparation and delivery of this letter.

            In rendering the opinion below, we do not express any opinion concerning the laws of any jurisdiction other than the substantive federal laws of the United States of America.

            Based upon and subject to the foregoing, we are of the opinion that, assuming that the elections required by Section 860D(b) of the Internal Revenue Code of 1986, as amended (the "Code"), are properly made, and assuming compliance with all relevant provisions of the Pooling and Servicing Agreement as in effect as of the Closing Date, and with any subsequent changes in law, including any amendments to the Code or applicable Treasury Regulations thereunder, (a) REMIC I, REMIC II and the Component Mortgage Loan REMIC will each qualify for treatment for federal income tax purposes as a "real estate mortgage investment conduit", as defined in Section 860D of the Code; (b) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class X Certificates will evidence the "regular interests" in REMIC II (other than the portion of the Class P Certificates representing Excess Interest) and the Class R-II Certificates will constitute the sole class of "residual interests" in REMIC II within the meaning of the Code; (c) the REMIC I Regular Interests will constitute "regular interests" in REMIC I, and the Class R-I Certificates will represent the sole class of "residual interests" in each of the Component Mortgage Loan REMIC and REMIC I within the meaning of the Code; (d) the CC Component Mortgage Loan Senior Regular Interest, the SS Component Mortgage Loan Senior Regular Interest, the UH Component Mortgage Loan Senior Regular Interest, the Class CC-A, the Class CC-B, the Class CC-C, the Class CC-D, the Class CC-E, the Class CC-F, the Class SS-A, the Class SS-B, the Class SS-C, the Class SS-D, the Class UH-A, the Class UH-B, the Class UH-C, the Class UH-D, the Class UH-E, the Class UH-F, the Class UH-G, the Class UH-H and the Class UH-J Certificates will constitute "regular interests" in the Component Mortgage Loan REMIC; and (e) the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code, and the Class P Certificates will also represent undivided beneficial interests in such portion.

            The foregoing opinion is based on current provisions of the Code, the Treasury regulations promulgated thereunder, published pronouncements of the Internal Revenue Service (the "Service") and case law, any of which may be changed at any time with retroactive effect. Further, you should be aware that opinions of counsel are not binding on the Service or the courts. We express no opinion as to any matters covered by this opinion of the laws of any jurisdiction other than the federal income tax laws of the United States of America. Additionally, we undertake no obligation to update this opinion in the event there is either a change in the legal authorities, in the facts or in the documents on which this opinion is based, or an inaccuracy in any of the information upon which we have relied in rendering this opinion.

            We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. Without our prior written consent, this letter is not to be relied upon, used, circulated, quoted or otherwise referred to by, or assigned to, any other person (including any person that acquires any Certificates from you or that seeks to assert your rights in respect of this letter (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction)) or for any other purpose. Nevertheless, you may disclose to any and all persons, without limitation of any kind, the U.S. federal, state and local tax treatment of the Certificates and the Trust Fund, any fact that may be relevant to understanding the U.S. federal, state and local tax treatment of the Certificates and the Trust Fund, and all materials of any kind (including this opinion letter and any other opinions or other tax analyses) relating to such U.S. federal, state and local tax treatment and that may be relevant to understanding such U.S. federal, state and local tax treatment.

            In addition, we disclaim any obligation to update this letter for changes in fact or law, or otherwise.

                                        Very truly yours,

                                        /s/ CADWALADER, WICKERSHAM & TAFT LLP
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                                                                      SCHEDULE 1

Banc of America Securities LLC
214 North Tryon Street
NC1-027-21-02
Charlotte, North Carolina 28255

Banc of America Commercial Mortgage Inc.
214 North Tryon Street
NC1-027-21-02
Charlotte, North Carolina 28255

Bank of America, N.A.
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Standard and Poor's Ratings Services,
   a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041

Moody's Investors Service, Inc.
99 Church Street, 4th Floor
New York, New York 10007

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951